                                                                 EXHIBIT 10.3




                      FIRST AMENDMENT TO OPTION AGREEMENT
                          (NON-QUALIFIED STOCK OPTION)



         THIS FIRST AMENDMENT is dated as of July 1, 1997 (the "Amendment"), and shall serve to amend ___________________'s (the "Optionee") Option Agreement (Non-Qualified Stock Option) dated as of _________________, pursuant to the 1995 Long-Term Incentive Plan, as amended by the First Amendment dated as of April 15, 1996, and as amended by the Second Amendment dated as of July 1, 1997 (the "Plan").

         WHEREAS, pursuant to and in compliance with Section 7(a) of the Plan, the Compensation Committee of the Board of Directors of CORESTAFF, Inc. (the "Company") desires to amend the Option Agreement to continue to enhance the ability of the Company to attract and retain the services of individuals who are essential for the growth and profitability of the Company;

         NOW, THEREFORE, in consideration of the premises set forth herein, in the Option Agreement and in the Plan, the Option Agreement shall be amended as follows:

                 1. Section 11 of the Option Agreement is hereby amended in its entirety to read as follows:

                          "In the event Optionee, at any time during the term of Optionee's employment with the Company, leaves the Company's employment as a result of a Triggering Event (as such term is defined in Optionee's Employment Agreement dated as of July 1, 1997), then the vesting of the Option shall automatically be accelerated, so that all shares exercisable pursuant to the Option outstanding will be exercisable immediately and shall remain exercisable thereafter for a period of at least three months (but in no event beyond ten years from the date of grant of the Option)."

                 2. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

                 3. All other terms and conditions contained in the Option Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered and to become effective, all as of the day and year first above written.

                                CORESTAFF, INC.


                                By:
                                        --------------------------------------
                                        Michael T. Willis
                                        Chief Executive Officer and President


                                OPTIONEE



                                        --------------------------------------
                                        name